                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          JUPITER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                  13-4069996
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



627 Broadway, New York, New York                           10012
(Address of Principal Executive Offices)                (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-84175.


         Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of Each Class             Name of Each Exchange on Which
                    to be Registered              Each Class is to be Registered
                    ----------------              ------------------------------
                         None.                                 None.

         Securities to be registered pursuant to Section 12(g) of the Act:

                  Title of Each Class             Name of Each Exchange on Which
                    to be Registered              Each Class is to be Registered
                    ----------------              ------------------------------
            Common Stock, $0.001 par value           NASDAQ National Market
                   (Title of Class)



ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-84175 (the "Form S-1"), as filed with the Securities and Exchange Commission on July 30, 1999, as amended, which information is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

           The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.

Exhibit No.       Description

     1.           Certificate of Incorporation, incorporated by reference to
                  Exhibit 3.1 of the Form S-1.

     2. Form of Amended and Restated Certificate of Incorporation to be effective upon the initial public offering, incorporated by reference to Exhibit 3.2 of the Form S-1.

     3.           Bylaws, incorporated by reference to Exhibit 3.3 of the Form
                  S-1.

     4. Form of Amended and Restated Bylaws to be effective upon the initial public offering, incorporated by reference to Exhibit
                  3.4 of the Form S-1.

     5. Specimen common stock certificate, incorporated by reference to Exhibit 4.1 of the Form S-1.

     6. Form of Registration Rights Agreement to be effective upon the initial public offering, incorporated by reference to Exhibit
                  10.6 of the Form S-1.

     7.           1997 Stock Option Plan, incorporated by reference to Exhibit
                  10.3 of the Form S-1.

     8.           1999 Stock Incentive Plan, incorporated by reference to
                  Exhibit 10.4 of the Form S-1.

     9. 1999 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.5 of the Form S-1.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            JUPITER COMMUNICATIONS, INC
                                            (Registrant)


Dated:  October 4, 1999                     By: /s/ Gene DeRose
                                                --------------------------------
                                                    Gene DeRose
                                                    Chairman and Chief Executive
                                                    Officer